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                                                                    EXHIBIT 10.9


                               PHASE METRICS, INC.
                             STOCK OPTION AGREEMENT


RECITALS

      A. Optionee is to render valuable services to the Corporation, and this Agreement is intended to document the stock option grant which the Corporation has this day made to Optionee as an incentive for him to continue in the Corporation's Service.

      B. All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix.

            NOW, THEREFORE, it is hereby agreed as follows:

            1. GRANT OF OPTION. The Corporation hereby grants to Optionee, as of the Grant Date, an option to purchase up to the number of Option Shares specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 at the Exercise Price.

            2. OPTION TERM. This option shall have a term of ten (10) years measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5 or 6.

            3. LIMITED TRANSFERABILITY. This option shall be neither transferable nor assignable by Optionee other than by will or by the laws of descent and distribution following Optionee's death and may be exercised, during Optionee's lifetime, only by Optionee.

            4. DATES OF EXERCISE. This option shall become exercisable for the Option Shares in one or more installments as specified in the Grant Notice. As the option becomes exercisable for such installments, those installments shall accumulate and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Paragraph 5 or 6.

            5. CESSATION OF SERVICE. The option term specified in Paragraph 2 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:

                  a. Should Optionee cease to remain in Service for any reason (other than death or Disability) while this option is outstanding, then Optionee shall have a period of


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three (3) months (commencing with the date of such cessation of Service) during which to exercise this option, but in no event shall this option be exercisable at any time after the Expiration Date.

                  b. Should Optionee die while this option is outstanding, then the personal representative of Optionee's estate or the person or persons to whom the option is transferred pursuant to Optionee's will or in accordance with the laws of descent and distribution shall have the right to exercise this option. Such right shall lapse and this option shall cease to be outstanding upon the earlier of (i) the expiration of the twelve (12)- month period measured from the date of Optionee's death or (ii) the Expiration Date.

                  c. Should Optionee cease Service by reason of Disability while this option is outstanding, then Optionee shall have a period of six (6) months (commencing with the date of such cessation of Service) during which to exercise this option. However, should such Disability be deemed to constitute Permanent Disability, then the period during which this option is to remain exercisable shall be extended by an additional six (6) months so that the exercise period shall be the twelve (12)-month period following the date of Optionee's cessation of Service by reason of such Permanent Disability. In no event shall this option be exercisable at any time after the Expiration Date.

                  d. During the limited period of post-Service exercisability, this option may not be exercised in the aggregate for more than the number of Option Shares for which the option is exercisable at the time of Optionee's cessation of Service.

                  e. Upon the expiration of the applicable post-Service exercise period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding for any otherwise exercisable Option Shares for which the option has not been exercised. However, this option shall immediately, upon Optionee's cessation of Service, terminate and cease to be outstanding with respect to any and all Option Shares for which this Option is not otherwise at that time exercisable.

            6.    SPECIAL TERMINATION OF OPTION.

                  a. This option, to the extent outstanding at the time of a Corporate Transaction but not otherwise fully exercisable, shall automatically accelerate so that this option shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for all of the Option Shares at the time subject to this option and may be exercised for any or all of those Option Shares as fully-vested shares of Common Stock. No such acceleration of this option, however, shall occur if and to the extent: (i) this option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation (or parent thereof) or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof) or (ii) this option is to be replaced with a cash incentive program


                                       2.
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of the successor corporation which preserves the spread existing on the unvested
Option Shares at the time of the Corporate Transaction (the excess of the Fair Market Value of those Option Shares over the aggregate Exercise Price payable for such shares) and provides for subsequent pay-out in accordance with the same option exercise/vesting schedule set forth in the Grant Notice. The determination of option comparability under clause (i) shall be made by the Plan Administrator, and such determination shall be final, binding and conclusive.

                  b. If this option is assumed in connection with a Corporate Transaction, then this option shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction, and appropriate adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same.

                  c. This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

            7. ADJUSTMENT IN OPTION SHARES. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

            8. SHAREHOLDER RIGHTS. The holder of this option shall not have any shareholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become a holder of record of the purchased shares.

            9.    MANNER OF EXERCISING OPTION.

                  a. In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:

                        (1) Execute and deliver to the Corporation a Purchase Agreement for the Option Shares for which the option is exercised.


                                       3.
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                        (2)   Pay the aggregate Exercise Price for the purchased
      shares in cash or check made payable to the Corporation.

                  Should the Common Stock be registered under Section 12(g) of the 1934 Act at the time the option is exercised, then the Exercise Price may also be paid as follows:

                        (a) in shares of Common Stock held by Optionee (or any other person or persons exercising the option) for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or

                        (b) through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable written instructions (a) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

                  Except to the extent the sale and remittance procedure is
            utilized in connection with the option exercise, payment of the Exercise Price must accompany the Purchase Agreement delivered to the Corporation in connection with the option exercise.

                        (3)   Furnish to the Corporation appropriate
      documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

                        (4) Execute and deliver to the Corporation such written representations as may be requested by the Corporation in order for it to comply with the applicable requirements of Federal and state securities laws.

                        (5) Make appropriate arrangements with the Corporation (or Parent or Subsidiary employing or retaining Optionee) for the


                                       4.
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      satisfaction of all Federal, state and local income and employment tax withholding requirements applicable to the option exercise.

                  b. As soon as practical after the Exercise Date, the Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto.

                  c. In no event may this option be exercised for any fractional shares.

            10. REPURCHASE RIGHTS. ALL OPTION SHARES ACQUIRED UPON THE EXERCISE OF THIS OPTION SHALL BE SUBJECT TO CERTAIN FIRST REFUSAL RIGHTS OF THE CORPORATION AND ITS ASSIGNS TO REPURCHASE THOSE SHARES IN ACCORDANCE WITH THE TERMS SPECIFIED IN THE PURCHASE AGREEMENT.

            11.   COMPLIANCE WITH LAWS AND REGULATIONS.

                  a. The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or the Nasdaq National Market if applicable) on which the Common Stock may be listed for trading at the time of such exercise and issuance.

                  b. The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Corporation, however, shall use its best efforts to obtain all such approvals.


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            12.   SUCCESSORS AND ASSIGNS. Except to the extent otherwise
provided in Paragraphs 3 and 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Optionee, Optionee's assigns and the legal representatives, heirs and legatees of Optionee's estate.

            13. NOTICES. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee's signature line on the Grant Notice. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

            14. GOVERNING LAW. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.


                                       6.
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                                    APPENDIX


            The following definitions shall be in effect under the Agreement:

      A.    AGREEMENT shall mean this Stock Option Agreement.

      B.    BOARD shall mean the Corporation's Board of Directors.

      C.    COMMON STOCK shall mean the Corporation's common stock.

      D. CORPORATE TRANSACTION shall mean either of the following shareholder-approved transactions to which the Corporation is a party:

                  (i) a merger or consolidation in which one hundred percent (100%) of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

                  (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

      E. CORPORATION shall mean Phase Metrics, Inc., a California corporation.

      F. DISABILITY shall mean the inability of Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment and shall be determined by the Plan Administrator on the basis of such medical evidence as the Plan Administrator deems warranted under the circumstances. Disability shall be deemed to constitute PERMANENT DISABILITY in the event that such Disability is expected to result in death or has lasted or can be expected to last for a continuous period of twelve (12) months or more.

      G. EMPLOYEE shall mean an individual who is in the employ of the Corporation, subject to the Corporation's control and direction as to both the work to be performed and the manner and method of performance.

      H. EXERCISE DATE shall mean the date on which the option shall have been exercised in accordance with Paragraph 9 of the Agreement.

      I. EXERCISE PRICE shall mean the exercise price per share as specified in the Grant Notice.


                                      A-1.
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      J.    EXPIRATION DATE shall mean the date on which the option expires as specified in the Grant Notice.

      K. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

                  (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as the price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                  (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Board to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                  (iii) If the Common Stock is at the time neither listed on any Stock Exchange nor traded on the Nasdaq National Market, then the Fair Market Value shall be determined by the Board after taking into account such factors as the Board shall deem appropriate, including the Corporation's earnings history, book value and prospects in the light of market conditions generally.

      L. GRANT DATE shall mean the date of grant of the option as specified in the Grant Notice.

      M. GRANT NOTICE shall mean the Notice of Grant of Stock Option accompanying the Agreement, pursuant to which Optionee has been informed of the basic terms of the option evidenced hereby.

      N.    1934 ACT shall mean the Securities Exchange Act of 1934, as amended.

      O. OPTION SHARES shall mean the number of shares of Common Stock subject to the option.


                                      A-2.
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      P.    OPTIONEE shall mean the person to whom the option is granted as specified in the Grant Notice.

      Q. PURCHASE AGREEMENT shall mean the stock purchase agreement in substantially the form of Exhibit B to the Grant Notice.

      R. SERVICE shall mean the Optionee's performance of services for the Corporation in the capacity of an Employee or non-employee Board member or as an independent consultant pursuant to the terms and conditions of the Consulting Services Agreement between the Optionee and the Corporation dated _____________.

      S. STOCK EXCHANGE shall mean the American Stock Exchange or the New York Stock Exchange.


                                      A-3.
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                                    ADDENDUM
                                       TO
                             STOCK OPTION AGREEMENT


            The following provisions are hereby incorporated into, and are hereby made a part of, that certain Stock Option Agreement attached as Exhibit A to the Notice of Stock Option Grant evidencing the stock option (the "Option") which the Corporation granted to Optionee on _____________, 1996 to purchase ______________ shares of the Corporation's Common Stock under the Corporation's 1995 Stock Option Plan at an exercise price of $15.00 per share. All capitalized terms used in this Addendum, to the extent not otherwise specifically defined herein, shall have the meanings assigned to such terms in the Stock Option Agreement.

                        INVOLUNTARY TERMINATION FOLLOWING
                              CORPORATE TRANSACTION

            1. To the extent the Option is, in connection with a Corporate Transaction, to be assumed or replaced with a comparable option in accordance with Paragraph 6 of the Option Agreement, the Option shall not accelerate upon the occurrence of that Corporate Transaction, and the Option shall accordingly continue, over Optionee's period of Service after the Corporate Transaction, to become exercisable for the Option Shares in one or more installments in accordance with the provisions of the Option Agreement. However, should Optionee cease Service by reason of an Involuntary Termination within twelve (12) months following a Corporate Transaction in which the acquisition price payable per share of Common Stock (determined on a fully-diluted basis as if all the Corporation's outstanding securities exercisable or convertible into Common Stock were in fact exercised or converted immediately prior to such Corporate Transaction) is an amount not less than the minimum price per share indicated in Paragraph 2 below for the fiscal year of the Corporation in which such Corporate Transaction occurs, then the Option, to the extent outstanding at the time but not otherwise fully exercisable, shall automatically accelerate so that the Option shall become immediately exercisable for all the Option Shares at the time subject to the Option and may be exercised for any or all of those Option Shares as fully vested shares. The Option shall remain so exercisable until the earlier of (i) the Expiration Date or (ii) the sooner termination of the Option in accordance with Paragraph 5 of the Stock Option Agreement.

            2. The minimum acquisition price payable per share of Common Stock (determined on a fully-diluted basis in the manner indicated above) which will serve as a requisite condition to the acceleration of the Option under Paragraph 1 shall be determined in accordance with the table below on the basis of the fiscal year of the Corporation in which the Corporate Transaction is effected:

             Fiscal Year                                  Minimum
                 of                                  Acquisition Price
             Acquisition                                 Per Share

                1996                                      $10.00
            1997 or later                                 $14.00

            3. For purposes of this Addendum, Optionee will be deemed to cease Service by reason of an Involuntary Termination if such cessation of Service occurs:

                  - involuntarily upon Optionee's dismissal or discharge by the Corporation for reasons other than fraud, any unauthorized use or disclosure of the Corporation's trade secrets and other proprietary information, or any other intentional misconduct adversely affecting the business or affairs of the Corporation in a material manner, or

                  - voluntarily upon Optionee's resignation following (A) a change in Optionee's position with the Corporation which materially reduces Optionee's level of responsibility, (B) a reduction in Optionee's level of compensation (including base salary, fringe benefits and any non-discretionary and objective-standard incentive payment or bonus award) by more than fifteen percent (15%) or (C) a relocation of Optionee's principal place of employment by more than fifty (50) miles from Optionee's principal place of employment immediately prior to the Corporate Transaction, provided and only if such change, reduction or relocation is effected by the Corporation without Optionee's consent.

            IN WITNESS WHEREOF, Phase Metrics, Inc. has caused this Addendum to be executed by its duly-authorized officer, and Optionee has executed this Addendum, all as of the Effective Date specified below.


                                       PHASE METRICS, INC.


                                       By: _____________________________________

                                       Title: __________________________________


                                       _________________________________________
                                                       OPTIONEE


EFFECTIVE DATE: _____________________, 1996


                                       2.